FIRST AMENDMENT TO
REVOLVING LOAN AGREEMENT

This FIRST AMENDMENT TO REVOLVING LOAN AGREEMENT, dated as of June 21, 2011 (the “Amendment”), amends the REVOLVING LOAN AGREEMENT dated as of February 24, 2011 between HARRIS & HARRIS GROUP, INC., a New York business corporation with an address of 1450 Broadway, 24th Floor, New York, New York 10018 (the “Borrower”) and TD BANK, N.A., a national banking association having an office at 324 South Service Road, Melville, New York 11747 (the “Lender”).  Unless otherwise expressly provided herein, all capitalized terms in this Amendment shall have the meanings given to them in the Agreement (as defined below).

WHEREAS, Lender and Borrower entered into a certain Revolving Loan Agreement dated as of February 24, 2011 (the “Agreement”), which Agreement identified and memorialized the terms and conditions of the agreements between Lender and Borrower applicable to the credit facilities identified therein; and

WHEREAS, Lender and Borrower wish to make certain changes to the Agreement to more accurately reflect the terms and conditions of their agreement; and

NOW, THEREFORE, in consideration of the premises in the Agreement and herein Lender and Borrower hereby agree as follows:

Section 1.     Section 5.8(a) of the Agreement which provides:

“The use of the proceeds of and Borrower’s issuance of the Revolving Credit Note will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.  Borrower does not own or intend to carry or purchase at any time any “margin stock” within the meaning of said Regulation U, other than such margin stock that, when aggregated with all other margin stock owned by Borrower, has not more than 25% of the value (determined by a reasonable method) of the total assets of Borrower as of such time.”

is hereby amended to read as follows:

“The use of the proceeds of and Borrower’s issuance of the Revolving Credit Note will not directly or indirectly violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.  Borrower will not use the proceeds of the Revolving Credit to purchase “margin stock” within the meaning of said Regulation U.”

Section 2.     Section 7.10(b) of the Agreement which provides:

“Borrower shall not carry or purchase at any time any “margin stock” within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, other than such margin stock that, when aggregated with all other margin stock owned by Borrower, has not more than 25% of the value (determined by a reasonable method) of the total assets of Borrower at such time.”

is hereby amended to read as follows:

“Borrower shall not use any proceeds of the Revolving Credit to purchase “margin stock” within the meaning of Regulations U, T or X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.”

Section 3.     Except as modified in Sections 1 and 2 above, all of the terms, provisions and covenants of the Agreement are in all other respects hereby ratified and confirmed by Borrower and Lender and shall remain in full force and effect.

Section 4.     This Amendment shall become effective when it shall have been executed by Borrower and Lender, and thereafter shall be binding upon Borrower, its successors and assigns, and upon Lender, its successors and assigns, and shall inure to the benefit of Borrower, Lender and their respective successors and assigns.

Section 5.     To induce Lender to enter into this Amendment, Borrower represents and warrants that (a) all the representations and warranties contained in the Loan Documents, after giving effect to the amendments and modifications contemplated hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, (b) as of the date hereof, Borrower has no defenses, counterclaims, offsets or other claims against Lender or any of its officers, employees, agents, attorneys, predecessors, affiliates, or other representatives of any nature, relating to the Loan Documents, and (c) no default or breach under any of the Loan Documents after giving effect to the amendments contemplated hereby, and no event which the passage of time or giving of notice or both would constitute such a default or breach, exists on the date hereof.

Section 6.     This Amendment does not constitute a discharge, release or waiver of any of Borrower’s obligations or liabilities under the Loan Documents, or any other agreements to which Lender and Borrower are parties, all of which remain in full force and effect.

Section 7.     This Amendment is made pursuant to Section 9.13 of the Agreement.

Section 8.     This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be delivered in New York, New York as of the day and year first written above.

HARRIS & HARRIS GROUP, INC.

By:  /s/ Daniel Wolfe
Name: Daniel Wolfe
Title:   President

TD BANK, N.A.

By:  /s/ John Topolovec
Name: John Topolovec
Title:  Vice President